Exhibit 1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GENERAL ELECTRIC COMPANY,

CASEY ACQUISITION COMPANY

AND

BHA GROUP HOLDINGS, INC.

Dated May 31, 2004

ii

iii

AGREEMENT AND PLAN OF MERGER (this “Agreement”) made and entered into as of this 31st day of May, 2004 by and among General Electric Company, a New York corporation (“Parent”), Casey Acquisition Company, a Delaware corporation which is wholly owned by Parent (“Purchaser”), and BHA Group Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors of Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Purchaser and the Company have each approved the merger (the “Merger”) of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, Parent and certain stockholders of the Company are entering into a voting agreement (the “Voting Agreement”) in the form attached as Exhibit B hereto, pursuant to which such stockholders have agreed to vote to approve the Merger upon the terms and subject to the conditions set forth in the Voting Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

 [INTENTIONALLY OMITTED]

ARTICLE II

THE MERGER

Section 2.1             Merger; Surviving Corporation.  In accordance with the provisions of this Agreement and the DGCL, at the Effective Time, Purchaser shall be merged with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware.  At the Effective Time the separate corporate existence of Purchaser shall cease.  All properties, franchises and rights belonging to Purchaser and the Company, by virtue of the Merger and without further act or deed, shall be deemed to be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Purchaser and the Company.

Section 2.2             Certificate of Incorporation.  The Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in the Merger to be in the form of Exhibit A attached hereto with an effective time as of the Effective Time and, as so amended and restated, at the Effective Time and without any further action on the part of the Company or Purchaser such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 2.3             By-Laws.  At the Effective Time and without any further action on the part of the Company or Purchaser, the by-laws of Purchaser in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein and in the certificate of incorporation of the Surviving Corporation.

Section 2.4             Directors and Officers.    In accordance with Section 5.15, the directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time.  The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or their respective successors are duly elected or appointed (as the case may be) and qualified.

Section 2.5             Effective Time. The Merger shall become effective at the time of filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or at such later time specified as the effective time in the Certificate of Merger, which Certificate of Merger shall be so filed as soon as practicable after the meeting of stockholders contemplated in Section 3.16 and the satisfaction or, if permissible, waiver of the conditions set forth in Article VI.  The time when the Merger shall become effective is referred to herein as the “Effective Time.”  Prior to such filing, a closing shall be held at the offices of King & Spalding LLP, 1185 Avenue of Americas, New York, NY 10036, or such other place as shall be agreed to by the parties, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

Section 2.6             Conversion of Shares of Company Common Stock.  (a)  Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) together with the associated rights attached thereto (the “Company Rights”) issued pursuant to the Rights Agreement, issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Sections 2.6(b) and 2.6(c) and Appraisal Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, exchanged for and represent the right to receive $38.00 per share of Company Common Stock (including the associated Company Right) in cash (the “Merger Consideration”), payable, without interest, to the holder of such share of Company Common Stock, upon surrender, in the manner described below, of the certificate that formerly evidenced such share of Company Common Stock.

(b)           Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially and of record by Parent or any of its Affiliates shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without any conversion thereof.

(c)           Each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

(d)           Notwithstanding anything in this Section 2.6 to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any stockholders of the Company who have not voted such shares in favor of the Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided in Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively waived, withdrawn or lost such right to appraisal under Section 262 of the DGCL.  If such holder shall have so failed to perfect or shall have effectively waived, withdrawn or lost such right to appraisal under Section 262 of the DGCL, his shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.  The Company shall give Parent prompt notice of any demands for appraisal of any shares of Company Common Stock (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights), and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands.  Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.  Stockholders of the Company who shall have perfected their right of appraisal and not waived, withdrawn or otherwise lost such right of appraisal, shall be entitled to receive payment of the appraised value of the shares of Company Common Stock held by them in accordance with the provisions of Section 262 of the DGCL.

Section 2.7             Purchaser Common Stock.  Each share of Purchaser common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser or any holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation common stock.  From and after the Effective Time, each outstanding certificate theretofore representing shares of Purchaser common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Purchaser common stock shall have been converted.  Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing shares of Surviving Corporation common stock in exchange for the certificate or certificates that formerly represented an equal number of shares of Purchaser common stock, which shall be surrendered by Parent and cancelled.

Section 2.8             Surrender of Company Common Stock.  (a)  Promptly after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent for the benefit of the stockholders of the Company, such amount of cash as shall be payable in exchange for outstanding shares of Company Common Stock pursuant to Section 2.6 hereof upon surrender of the Certificates.  Such funds shall be invested by the Paying Agent as directed by the Parent.

(b)           As soon as practicable after the Effective Time, but in no event later than 5 calendar days after the Effective Time, the Paying Agent shall mail to each holder of record

(other than to holders of Company Common Stock to be cancelled as set forth in Section 2.6(b) or 2.6(c) or Appraisal Shares) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) (i) a form letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration.

(c)           Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other agreements as the Paying Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (net of all applicable withholding taxes), and the Certificate so surrendered shall forthwith be cancelled.  Until surrendered as contemplated by this Section 2.8(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.  No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate.

(d)           Any amounts of cash delivered or made available to the Paying Agent pursuant to this Section 2.8 and not exchanged for Certificates within 6 months after the Effective Time pursuant to this Section 2.8 shall be returned by the Paying Agent to Parent.  Thereafter, all holders of unsurrendered Certificates under this Article II shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.  Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Law.

(e)           If any payment of the Merger Consideration is to be made to a Person other than that in which the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(f)            After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

(g)           If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and indemnifying the Surviving Corporation against any claim that may be made against it with respect to such Certificate, which indemnification obligation, if reasonably requested by the Surviving Corporation, shall be secured by an indemnification bond, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration.

Section 2.9             Company Stock Options.  (a)  Prior to the Effective Time the Company (i) shall take all actions necessary to cause all outstanding options to acquire Company Common Stock, including “phantom” stock options, whether or not vested (the “Company Stock Options”), to be cancelled at the Effective Time in exchange for a payment by Parent to each holder of such Company Stock Options in cash equal to (x) the excess, if any, of the Merger Consideration over the exercise price for the shares of Company Common Stock subject to such Company Stock Option multiplied by (y) number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised,  less all applicable deductions and withholdings with respect to such payment under the Code and the rules and regulations promulgated thereunder and under any provision of any applicable state, local or foreign tax law.  Such cash payment shall be made as soon after the Effective Time as shall be practical.

(b)           The Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 2.10           Adjustments.  If during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Company Common Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to reflect such change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and Purchaser (except as set forth in the written disclosure schedule (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure schedule relates, except to the extent a matter is disclosed in such a way as to make its relevance to the information called for by another section or subsection readily apparent; for the avoidance of doubt, any matter included in such disclosure schedule shall not be deemed disclosed for purposes of the definition of Material Adverse Effect to the extent that any additional or different state of facts, change, development, circumstance, event or effect occurs, or becomes known, relating directly or indirectly to such matter after the date of this Agreement) delivered by the Company to Parent and Purchaser in connection with the execution and delivery of this Agreement (the “Company Disclosure Schedule”)) as follows:

Section 3.1             Organization, Standing and Corporate Power.  The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.  The Company has made available to Parent true and complete copies of its certificate of incorporation, as amended, supplemented, modified or restated through the date of this Agreement (including any and all certificates of designations attached thereto, the “Company Certificate of Incorporation”) and bylaws, as amended, supplemented, modified or restated through the date of this Agreement (including any and all amendments thereto the “Company Bylaws”) and the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended, supplemented, modified or restated through the date of this Agreement (or equivalent organizational documents) of each Subsidiary.  The Company Certificate of Incorporation, the Company Bylaws and such other certificates of incorporation, bylaws or equivalent organizational documents for the Subsidiaries are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.  The Company has made available to Parent and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors of the Company and each committee of the Board of Directors of the Company and each of its Subsidiaries held since October 1, 2000 through the date of this Agreement.

Section 3.2             Capital Structure.  The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock.  As of May 28, 2004 (i) 6,282,274 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 2,789,848 shares of Company Common Stock are held in the treasury of the Company, (iii) 898,924 shares of Company Common Stock are subject to outstanding Company Stock Options and 320,877 additional shares of Company Common Stock are authorized and reserved for future issuance pursuant to the Company Stock Option Plan, and (iv) 278,985 shares of Company Common Stock are reserved for issuance in connection with the Company Rights issued pursuant to the Rights Agreement dated as of December 13, 1995, between the Company and Boatmen’s Trust Company (as amended, the “Rights Agreement”).  There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).  Schedule 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of the outstanding Company Stock Options with the exercise prices thereof, the name of the holder thereof, the number of options that are vested and the number of Shares into which the outstanding Company Stock Options may be exercised.  Except as set forth above or on Schedule 3.2(a) of the Company Disclosure Schedule, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise)

of any character issued or authorized by the Company or any Subsidiary relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible or exchangeable securities, subscriptions or other equity interests in, the Company or any Subsidiary or any Voting Company Debt.  All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.  Except as set forth on Schedule 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company or any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 3.3             Subsidiaries. Schedule 3.3 of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s Subsidiaries as of the date hereof.  All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company or a Subsidiary, free and clear of all Encumbrances.  Except for the capital stock or other ownership interests of its Subsidiaries and as disclosed on Schedule 3.3 of the Company Disclosure Schedule, as of the date hereof, the Company does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 3.4             Authority.  (a)  The Company has the requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of the Company Stockholder Approval in connection with the Merger.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company (including the unanimous approval of the Board of Directors of the Company), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the receipt of the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL).  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The Board of Directors of the Company, at a meeting duly called and held, has (w) determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the holders of Company Common Stock, (x) approved and adopted this Agreement, the Merger and the transactions contemplated hereby, (y) consented to the transactions contemplated hereby, including the Merger, for purposes of the Rights Agreement, and has acknowledged that the Rights Agreement shall not apply in connection with such transactions and (z) recommended that such stockholders approve and adopt this Agreement and the transactions contemplated hereby (the “Company Recommendation”).

Section 3.5             Compliance with Laws; Licenses, Permits and Registrations.  (a)  Except as set forth on Schedule 3.5(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment or decree (including any Law relating to Export Control Requirements, improper payments and anti-boycotting) (a “Law”).  Without limiting the generality of the foregoing, except as set forth on Schedule 3.5(a) of the Company Disclosure Schedule, none of the Company or its Subsidiaries is a party to any contract or bid with, or has conducted business with (directly or, to the Knowledge of the Company, indirectly), a third party located in Cuba, Myanmar (Burma), Iran, Iraq, North Korea, Libya or Sudan.  Since October 1, 2001, neither the Company nor any of its Subsidiaries has made or has been ordered to make any payment in respect of Governmental Damages.  Since October 1, 2001, neither the Company nor any of its Subsidiaries has received written notice that a Governmental Authority claimed or alleged that the Company or any of its Subsidiaries was not in compliance in a material respect with any Law applicable to the Company or any of its Subsidiaries, any of their material properties or other assets or any of their businesses or operations (including those Laws relating to Export Control Requirements, improper payments and anti-boycotting).  For purposes of this Agreement, “Governmental Damages” means (i) any penalties or fines paid by the Company or any of is Subsidiaries to a Governmental Authority or (ii) any restitution paid by the Company or any of its Subsidiaries to a third party, in each case, resulting from the (x) conviction (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendre) of the Company or any of its Subsidiaries of a crime or (y) settlement with or payments to a Governmental Authority for the purpose of closing an investigation by a Governmental Authority for the purpose of imposing criminal sanctions on the Company or any of its Subsidiaries.

(b)           Except as set forth on Schedule 3.5(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has all permits, licenses, approvals, franchises, certificates, authorizations of and registrations with and under all Laws, and from all Governmental Authorities required by the Company and its Subsidiaries to carry on their respective businesses as now being conducted, including the manufacture and sale of their respective products (collectively, “Permits”), except where the failure to have any such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.  Since October 1, 2001, neither the Company nor any of its Subsidiaries has received written notice that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Permit.  The Company and its Subsidiaries are (and since October 1, 2001 have been) in compliance in all material respects with the terms of all Permits.  The consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Permit that is material to the Company and its Subsidiaries taken as a whole.

Section 3.6             No Conflicts.  Except as set forth on Schedule 3.6 of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under (i) the organizational documents of the Company or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease or other agreement, commitment or obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.7, any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Encumbrances that, individually or in the aggregate, have not had and would not reasonably be expected to (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.7             Consents; Approvals.  Except as set forth on Schedule 3.7 of the Company Disclosure Schedule, no license, permit, consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the HSR Act and any applicable filings and approvals under Foreign Antitrust Laws; (ii) the filing with the SEC of the Proxy Statement and the filing of any reports under the Exchange Act and the rules of The Nasdaq National Market, as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing of: (A) the Certificate of Merger with the Secretary of State of the State of Delaware, and (B) appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business; and (iv) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, have not had and would not reasonably be expected to (x) have a Material Adverse Effect on the Company, or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.8             Company SEC Documents.

(a)           The Company and each Subsidiary, as necessary, has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since September 30, 2002 (collectively, the “Company SEC Documents”).  Except as set forth on Schedule 3.8 of the Company Disclosure Schedule, as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No investigation by the SEC with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened.  The principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder with respect to the Company SEC Documents, when applicable.  For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b)           The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

Section 3.9             Financial Statements.  Except as set forth on Schedule 3.9 of the Company Disclosure Schedule, the financial statements included in the Company SEC Documents, including any related notes thereto, comply as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (“Accounting Rules”), have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the respective consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their respective consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the absence of footnotes if applicable).  Except (i) as reflected in the Company SEC Documents, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement or (iii) for liabilities incurred after March 31, 2004 in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company and its consolidated Subsidiaries or the footnotes thereto prepared in accordance with GAAP which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.  The Company has made available to Parent a correct and complete summary of any such disclosure made by management of the Company to the Company’s auditors and audit committee since October 1, 2002.

Section 3.10           Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Documents or on Schedule 3.10 of the Company Disclosure Schedule, since September 30, 2003, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and during such period there has not been:

(a)           any event, change or occurrence of any condition that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(b)           any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary or any repurchase for value by the Company of any capital stock of the Company or any Subsidiary;

(c)           any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;

(d)           any change in accounting methods, principles or practices employed by the Company, except as may have been required by a change in GAAP;

(e)           (i) any granting by the Company or any Subsidiary to any director or officer of the Company or any Subsidiary of any increase in compensation, except in the ordinary course of business or as was required under employment agreements as of September 30, 2003 and included in the Company SEC Documents, (ii) any granting by the Company or any Subsidiary to any such director or officer any rights, warrants or options to acquire any capital stock or convertible securities or any stock appreciation rights or phantom stock, except in the ordinary course of business or as was required under agreements as of September 30, 2003 and included in the Company SEC Documents, (iii) any granting by the Company or any Subsidiary to any such director or officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements as of September 30, 2003 and included in the Company SEC Documents or (iv) any entry by the Company or any Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director or officer; or

(f)            any action of the type described in Section 5.1 which had such action been taken after the date of this Agreement would be in violation of any such Section.

Without limiting the foregoing, since September 30, 2003, there has not occurred any damage, destruction or loss whether or not covered by insurances of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.

Section 3.11           Contracts and Commitments.

(a)           Except as set forth in the Company SEC Documents, Schedule 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following contracts (written or oral) to which the Company or a Subsidiary is a party and under which the Company or any of its Subsidiaries has any rights or obligations, contingent or otherwise, (including every material amendment, modification or supplement to the foregoing): (i) any contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date hereof, (ii) partnership or joint venture agreements, (iii) any material contracts of employment or consultancy with employees or contracts with any non-employee representatives or agents, (iv) any contracts or agreements which limit or restrict the Company or any Subsidiary or any employee thereof from engaging in any business in any jurisdiction, (v) agreements for the purchase, sale or lease of any properties or assets (other than in the ordinary course of business), (vi) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures or guarantees or other agreements or contracts relating to the borrowing of money involving amounts in excess of $1 million, (vii) agreements with unions, independent contractor agreements requiring payments by the Company in excess of $1 million and leased or temporary employee agreements requiring payments by the Company in excess of $1 million, (viii) leases of any real or personal property involving annual rent of $1 million or more, (ix) any contract with any Governmental Authority, (x) license or royalty bearing contracts requiring payments by or to the Company in excess of $200,000 per year except off-the-shelf software, (xi) any contract providing for indemnification by the Company or any Subsidiary against any charge of infringement of Intellectual Property Rights, (xii) any contract with any director, officer or other Affiliate of the Company or any of the Subsidiaries, (xiii) any voting, “standstill” or similar agreement, (xiv) any contract requiring payment by or to the Company in excess of $1 million per year that is not terminable by the Company or its Subsidiaries on notice of 90 days or less, (xv) any contract granting a right of first refusal or first negotiation, (xvi) all other contracts, agreements or commitments involving payments made by or to the Company or a Subsidiary of $1.0 million or more including customer contracts and contracts with suppliers and (xvii) any commitment or agreement to enter into any of the foregoing (individually, a “Material Contract” and collectively, “Material Contracts”).  Except for agreements or commitments disclosed in the Company SEC Documents or on Schedule 3.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or commitment which is material to the business of the Company or any of its Subsidiaries.  The Company has heretofore made available to Parent complete and correct copies of each Material Contract in existence as of the date hereof, together with any and all material amendments and supplements thereto and material “side letters” and similar documentation relating thereto.  To the Company’s Knowledge, except as set forth on Schedule 3.11(a) of the Company Disclosure Schedule, none of the contracts to which the Company or any of its Subsidiaries is a party, and no bid outstanding as of the date of this Agreement (if accepted or awarded), would result in a Loss Contract, in each case in the reasonable judgment of the Company’s management as of the date of this Agreement.  For purposes of this Agreement, “Loss Contract” means any contract with a total contract value in excess of $250,000 that, to the Knowledge of the Company, has a negative gross margin.

(b)           Each Material Contract is valid, binding, in full force and effect and enforceable in accordance with its terms with respect to the Company and, to the Knowledge of the Company, with respect to each other party thereto, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors’ rights and to general equity principles.  There are no existing defaults or breaches of the Company under any Material Contract and, to the Company’s Knowledge, there are no such defaults with respect to any third party to any Material Contract.  The Company has no Knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any such agreements.  Schedule 3.11(b) of the Company Disclosure Schedule identifies each Material Contract set forth therein that, to the Knowledge of the Company, requires the consent of or notice to the other party thereto to avoid any breach, default, or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

Section 3.12           Information Supplied.  The Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (including each amendment or supplement thereto) will not, at the time the Proxy Statement or other document, as the case may be, is filed with the SEC, on the date the Proxy Statement is first mailed to stockholders of the Company, at the Effective Time, or, unless promptly corrected, at any time during the pendency of the Company Stockholders’ Meeting or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement and such other documents filed with the SEC will comply as to form and substance in all material respects with the requirements of the Exchange Act.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Purchaser for inclusion in the Proxy Statement.

Section 3.13           Litigation.  Except as set forth in the Company SEC Documents or on Schedule 3.13 of the Company Disclosure Schedule, there is no suit, action, claim, grievance, investigation, indictment or information, or administrative, arbitration or other proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its Subsidiaries, including, in each case, in connection with an alleged violation of applicable Laws relating to (i) the export of goods and services to any foreign jurisdiction against which the United States or the United Nations maintains sanctions or export controls, including applicable regulations of the US Department of Commerce and the US Department of State (“Export Control Requirements”), or (ii) improper payments, including the Foreign Corrupt Practices Act.

Section 3.14           Employee Benefits.  (a)(i)  Schedule 3.14(a)(i) of the Company Disclosure Schedule sets forth a true, complete and correct list of (A) each “employee benefit plan” which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and provides benefits to any current or former officer or employee of the Company or any Subsidiary, (B) each other plan, policy or agreement which provides compensation or benefits of any kind or description (whether in cash or in kind or in Company Common Stock or other securities) to any current or former officer, employee or director of the Company or any Subsidiary who performs or performed services for the Company or a Subsidiary primarily in the United States and under which the Company or any Subsidiary has any material liability (whether contingent or otherwise), and (C) any employment agreement, change in control agreement, severance agreement or consulting or similar agreement with any current or former officer, employee, director or other individual who provides or provided services to the Company or a Subsidiary primarily in the United States and under which the Company or any Subsidiary has any material liability (each a “U.S. Benefit Plan” and collectively the “U.S. Benefit Plans”).  The Company has made available a true, complete and current copy of each U.S. Benefit Plan to Parent together with a copy of the most recent summary plan description which the Company was required to provide participants in accordance with ERISA and a copy of any trust agreement or insurance contract or other funding arrangement related to such plan.

(ii)           Schedule 3.14(a)(ii) of the Company Disclosure Schedule sets forth a true, complete and correct list of (A) each “employee benefit plan” which is described in Section 3(3) of ERISA and provides benefits to any current or former officer or employee of the Company or any Subsidiary who provides or provided services to the Company or a Subsidiary primarily outside the United States, (B) each other plan, policy or agreement which provides compensation or benefits of any kind or description (whether in cash or in kind or in Company Common Stock or other securities) to any current or former officer, employee or director of the Company or any Subsidiary who performs or performed services for the Company or a Subsidiary primarily outside the United States and under which the Company or any Subsidiary has any material liability (whether contingent or otherwise), and (C) any employment agreement, change in control agreement, severance agreement or consulting or other agreement with any current or former officer, employee, director or other individual who provides or provided services to the Company or a Subsidiary primarily outside the United States and under which the Company or any Subsidiary has any material liability, except in the case of (A), (B) and (C) for such plans and arrangements which are established and maintained by a Governmental Authority or required by the Law of the applicable jurisdiction (each a “Non-U.S. Benefit Plan” and collectively the “Non-U.S. Benefit Plans”).  The Company has made available a true, complete and current copy of each Non-U.S. Benefit Plan to Parent together with a copy of any trust agreement or insurance contract or other funding arrangement related to such plan.

(b)           No U.S. Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no U.S. Benefit Plan is a multiemployer plan as defined in Section 3(37) of ERISA or a plan which is subject to Section 4063 or Section 4064 of ERISA or described in Section 413(c) of the Code or is a multiple employer welfare plan which is described in Section 3(40) of ERISA.  Neither the Company nor any Subsidiary nor any Person which would be treated as a single employer together with the Company or a Subsidiary under Section 414 of the Code has any material liability (whether contingent or otherwise) with respect to any employee benefit plan which is subject to Title IV of ERISA.

(c)           There are two U.S. Benefit Plans which are intended to satisfy the qualification requirements under Section 401(a) of the Code, the BHA Group Holdings, Inc. Amended and Restated Employee Stock Purchase Plan and the BHA Group Holdings, Inc. Profit Sharing Plan.  Each such plan as in effect is the subject to a favorable determination letter from the Internal Revenue Service.  To the Knowledge of the Company, no event has occurred since the date of each such letter that is reasonably likely to adversely affect the qualification of such plan under Section 401(a) of the Code, and each such plan satisfies the non-discrimination and other testing requirements applicable to such plan under the Code.

(d)           There have been no prohibited transactions under Section 4975 of the Code or Section 406 of ERISA with respect to any U.S. Benefit Plan which is subject to the Code or ERISA or any trust which is a part of any such plan which have not been timely and properly corrected in full and for which any applicable penalties or, if applicable, penalties and interest have not been paid in full, except for any such transactions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(e)           No U.S. Benefit Plan provides healthcare continuation benefits described in Section 3(1) of ERISA following a termination of employment except for the healthcare continuation coverage required under Part 6 of Title I of ERISA, and the liabilities of any other U.S. Benefit Plan which provides any other benefits described in Section 3(1) of ERISA following a termination of employment either are fully provided for or otherwise fully satisfied by one or more fully paid up insurance policies or annuity contracts with a person unaffiliated with the Company or any Subsidiary or are reflected on the most recent consolidate balance sheet filed or incorporated by reference into the Company SEC Documents.

(f)            Any interests in any U.S. Benefit Plan which are required to be registered under the Securities Act have been timely and properly so registered and any related prospectus has been properly prepared and timely delivered to participants in such plan.

(g)           To the Company’s Knowledge, any individual who performs or who has performed services for the Company or any Subsidiary and who is or was not classified as an employee of the Company or such Subsidiary on its payroll and other records for income tax or other purposes has been or was properly classified as an individual who is not an employee of the Company or any Subsidiary.

(h)           Each U.S. Benefit Plan and each Non-U.S. Benefit Plan has been maintained in all material respects in accordance with its terms and with all applicable provisions of applicable Law, and all reporting and disclosure requirements under ERISA and the Code applicable to each U.S. Benefit Plan and any similar requirements under applicable Law with respect to each Non-U.S. Benefit Plan have been satisfied in all material respects.

(i)            All contributions, premiums and other payments that are required to have been made with respect to any U.S. Benefit Plan or Non-U.S. Benefit Plan as of the date of this Agreement have been made, and all such contributions, premiums and other payments for which the Company or a Subsidiary has accrued an obligation to make as of the date of this Agreement but which are not due on or before such date have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company SEC documents.  All contributions, premiums and other payments required under applicable Law to be made for the benefit of current or former employees of the Company or any Subsidiary with respect to any plan or program established by any Governmental Authority have been made in full when due.

(j)            All amendments and actions required to bring the U.S. Benefit Plans and Non-U.S. Benefit Plans into conformity in all material respects with the applicable provisions of the Code, ERISA or other applicable Law have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Effective Time or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(k)           The Company has made available to Parent a copy of the most recently filed Annual Report (Form 5500) and all related exhibits and reports for each U.S. Benefit Plan which is subject to ERISA and has made available to Parent a copy of the most recently filed report (other than such an Annual Report) with any Governmental Authority with respect to any U.S. Benefit Plan and any Non-U.S. Benefit Plan.

(l)            Except as set forth on Schedule 3.14(l) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) either (i) result in, cause the acceleration and vesting or delivery of, or increase the amount or value of, any payment or right or benefit to or for any current or former officer, employee or director or independent contractor of the Company of any Subsidiary or (ii) result in any “excess parachute payment” within the meaning of Section 280G of the Code.

(m)          There are no pending or, to the Company’s Knowledge, threatened claims with respect to a U.S. Benefit Plan or a Non-U.S. Benefit Plan (other than routine and reasonable claims for benefits made in the ordinary course of the plan’s operations) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or director or independent contractor of the Company or any Subsidiary which would reasonably be expected to result in any material liability to the Company or a Subsidiary, and no audit or other investigation by any domestic or former government or governmental agency is pending or, to the Knowledge of the Company, has been proposed with respect to any U.S. Benefit Plan or Non-U.S. Benefit Plan.

(n)           Except as disclosed on Schedule 3.14(n) of the Company Disclosure Schedule, (i) none of the United States employees of the Company or any Subsidiary is represented in his or her capacity as an employee of the Company or any Subsidiary by any labor organization or works council or similar representative (“Labor Organization”), and to the Knowledge of the Company, none of the employees of the Company or any Subsidiary outside the United States is represented in his or her capacity as an employee of the Company or any Subsidiary by any Labor Organization and (ii) neither the Company nor any Subsidiary has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any Subsidiary entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees.  To the extent that any consultation or other obligations with respect to any labor organizations arise as a result of or are required to effect the transactions contemplated by this Agreement, either under applicable Law or contract, the Company will fully satisfy all such obligations prior to the Effective Time.  To the Knowledge of the Company, there is no union organization activity involving any employees pending or threatened, nor has there ever been union representation involving any employees.  There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, lockouts, arbitrations or other similar labor disputes involving any of the employees pending or, to the Knowledge of the Company, threatened.  There are no complaints, charges or claims against the Company or any Subsidiary pending or, to the Knowledge of the Company,  threatened that would reasonably be expected to be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of, or failure by the Company or any Subsidiary to employ, any individual.  The Company and each Subsidiary are in compliance in all material respects with all applicable Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of tax withholdings and  social security taxes and any similar tax.  There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any Subsidiary since October 1, 2003.

Section 3.15           Intellectual Property.

(a)           Schedule 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list of the following items which the Company and/or its Subsidiaries own in whole or in part and/or have a valid claim of ownership in whole or in part (such as a contract right of assignment from an employee or independent contractor) (hereinafter referred to as the “Intellectual Property Rights”): (i) all United States and foreign patents and applications therefor; (ii) all patentable inventions which have not yet become the subject of a patent application; (iii) all United States and foreign trademark, trade name, service mark, collective mark, and certification mark registrations and applications therefor at the federal, state, local or foreign level; (iv) all material trademarks, trade names, service marks, collective marks, and certification marks which have been used by the Company or its Subsidiaries in commerce at any time in the last five years; (v) all United States and foreign copyright registrations and applications therefor; and (vi) all domain names, URLs and Internet websites.  Schedule 3.15(a) of the Company Disclosure Schedule also sets forth a true and complete list of all items described in subsections (i) through (iv) of the previous sentence in which the Company or any of its Subsidiaries owns a license or otherwise has a right to use (the “Licensed Rights”), and which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole.  A copy of the written agreements with respect to the Licensed Rights has been made available to the Parent.  Prior to the date hereof, the Company has provided Parent with reasonable access to the Company’s and its Subsidiaries’ material trade secrets, proprietary information, databases and data.  The Company represents and warrants that, except as stated on Schedule 3.15(a) of the Company Disclosure Schedule, (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free); (ii) the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of the Company and its Subsidiaries, taken as a whole.  The validity of the Intellectual Property Rights and exclusive title thereto and validity of the Licensed Rights, (i) have not been questioned, since May 1, 2002, in any suit, action, claim or administrative, arbitration or other proceeding; (ii) are not being questioned in any pending suit, action, claim or administrative, arbitration or other proceeding; and (iii) to the

Knowledge of the Company, are not the subject(s) of any threatened or proposed suit, action, claim or administrative, arbitration or other proceeding.  To the Knowledge of the Company, the Intellectual Property Rights are valid, enforceable and in full force and effect.  To the Knowledge of the Company, no Person other than the Company or any Subsidiary has or has made any claim of ownership or right to use any of the Intellectual Property Rights that are owned by the Company and/or its Subsidiaries, other than those Persons who are authorized licensees under the Intellectual Property Rights.  Except as disclosed on Schedule 3.15(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received any written notices or claims which allege infringement or misappropriation of any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights owned or licensed by any other Person.  To the Knowledge of the Company, the business of each of the Company and its Subsidiaries, as presently conducted, does not materially conflict with and has not been alleged to materially conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others.  The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the material Intellectual Property Rights or the Company’s or it’s Subsidiaries’ right to use any of the material Licensed Rights.  To the Knowledge of the Company, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted.

(b)           Schedule 3.15(b) of the Company Disclosure Schedule contains a true and complete list of all material computer programs and software and related data necessary to perform, as presently performed, the specific applications and operations which are material to the operation of the business as presently conducted by each of the Company and its Subsidiaries, including but not limited to products, manufacturing processes and internal business operations, excluding off the shelf software (the “Business Technology”).  Part 1 of Schedule 3.15(b) of the Company Disclosure Schedule sets forth all Business Technology owned by the Company and/or its Subsidiaries and used in the business of the Company and its Subsidiaries; Part 2 of Schedule 3.15(b) of the Company Disclosure Schedule sets forth all Business Technology licensed by the Company and/or its Subsidiaries and used in the business of the Company and its Subsidiaries.  All Business Technology is either exclusively owned by the Company and/or its Subsidiaries or is licensed pursuant to a written licensing agreement by or on behalf of the Company and/or its Subsidiaries, which licensing agreement has been made available to the Parent.  To the Knowledge of the Company, each such license agreement is a valid and binding agreement and is in full force and effect with respect to the Company or its Subsidiaries, as the case may be.  To the Knowledge of the Company, none of the Company, its Subsidiaries, or any other party thereto is in default under the terms of any such licensing agreement.  The Company has not received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to any such licensing agreement.  Unless otherwise indicated on Schedule 3.15(b) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right to utilize any of the Business Technology licensed by the Company and/or its Subsidiaries and used in the business of the Company or its Subsidiaries (i) for the uses in which it is employed and (ii) at a site other than the site at which it is currently utilized, in each case without the necessity of obtaining consent from or paying a fee to another Person.  There are no infringement suits, actions or proceedings pending or, to the Knowledge of the

Company, threatened against the Company or any Subsidiary with respect to any Business Technology owned or licensed by the Company or any Subsidiary.

Section 3.16           Voting Requirements.  The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Company Common Stock entitled to vote at the Company Stockholders Meeting to adopt this Agreement (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger.

Section 3.17           Brokers.  No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisors, the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company.  The Company has made available to Parent correct and complete copies of the Company’s engagement letters with each of the Company Financial Advisors and any other agreements with the Company Financial Advisors pursuant to which fees or expenses are payable in connection with the transactions contemplated by this Agreement (the “Engagement Letters”).

Section 3.18           Transactions with Affiliates.  Except as set forth on Schedule 3.18 of the Company Disclosure Schedule (other than compensation and benefits received in the ordinary course of business consistent with past practice as an employee or director of the Company or its Subsidiaries) (collectively, the “Affiliate Transactions”), no director, officer or other “affiliate” or “associate” of the Company or any Subsidiary or any entity in which, to the Knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in:  (i) any contract or agreement with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.  For the purposes of this Agreement the terms “associate” and “affiliate” shall have the same meanings for such terms as set forth in Rule 12b-2 promulgated under the Exchange Act.

Section 3.19           Amendment to Rights Agreement.

(a)           The Board of Directors of the Company has taken all necessary action to irrevocably amend the Rights Agreement so that none of the execution or delivery of this Agreement, the Merger or the transactions contemplated by this Agreement will cause (i) the Company Rights to become exercisable under the Rights Agreement, (ii) Parent or Purchaser or any of their Affiliates to be deemed an “Acquiring Person” (as defined in the Rights Agreement) or (iii) the “Stock Acquisition Date” (as defined in the Rights Agreement) to occur upon any such event.

(b)           The “Distribution Date” (as defined in the Rights Agreement) has not occurred.

Section 3.20           Disclosure.  To the Knowledge of the Company, no representation or warranty made by the Company in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

Section 3.21           Title to Properties.  Each of the Company and its Subsidiaries (i) has good and marketable title to all properties and other assets which are reflected on the most recent consolidated balance sheet of the Company included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries (or acquired after the date hereof) and which are, individually or in the aggregate, material to the Company’s business or financial condition on a consolidated basis free and clear of all Encumbrances except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that are disclosed in the Company SEC Documents and (z) such other imperfections or irregularities of title or other Encumbrances that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company’s management to be conducted, and (ii) is the lessee or sublessee of all leasehold estates and leasehold interests reflected in the Company SEC Documents (or acquired after the date hereof) which are, individually or in the aggregate, material to the Company’s business or financial condition on a consolidated basis (other than any such leaseholds whose scheduled terms have expired subsequent to the date of such Company SEC Documents).  Schedule 3.21 of the Company Disclosure Schedule sets forth a correct and complete list of all real property owned or leased by the Company and its Subsidiaries as of the date of this Agreement which are, individually or in the aggregate, material to the Company’s business.

Section 3.22           Insurance, Claims and Warranties.

(a)           All material insurance policies of the Company and its Subsidiaries (the “Policies”) are in full force and effect.  Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which would constitute such a material breach or default, or permit termination or modification or any of the Policies.  No written notice of cancellation or termination has been received by the Company with respect to any such Policy (except with respect to Policies that have been replaced with similar policies).  None of the Merger or the transactions contemplated by this Agreement will cause the Policies not to remain in full force and effect, and the Policies will not terminate or lapse by reason of any such transaction.

(b)           Schedule 3.22(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list and summary description of all material claims, liabilities or obligations arising since October 1, 2003, from, or alleged to arise from, any injury to any Person (including current and former employees) or property as a result of the manufacture, sale, ownership, possession or use of any product of the Company or any of its Subsidiaries.  All such existing claims are fully covered by insurance, except such claims that, individually or in the aggregate, have not had or would not reasonably be likely to have a Material Adverse Effect on the Company.

(c)           Schedule 3.22(c) of the Company Disclosure Schedule contains a complete and correct list of all written warranties, warranty policies, service agreements and maintenance agreements of the Company and any of its Subsidiaries in effect as of the date of this Agreement that provide for warranty coverage for a period in excess of 12 months.  All products of each of the Company and its Subsidiaries manufactured, processed, assembled, distributed, shipped or sold and any services rendered in the conduct of the business of the Company or any of its Subsidiaries have been in material conformity with all applicable contractual commitments and all express or implied warranties, except as have not had or would not reasonably be likely to have a Material Adverse Effect on the Company.

Section 3.23           Opinion of Financial Advisors. The Company has received the opinion of each of the Company Financial Advisors, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (other than Parent and any of its Affiliates).

Section 3.24           Taxes.  (a)  Each of the Company and its Subsidiaries has timely filed or has caused to be filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.  The Company and each of its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all Taxes that are material in amount which are (i) shown as due on such returns or reports, (ii) otherwise due and owing, or (iii) claimed or asserted by any taxing authority to be due, unless such Taxes are being contested in good faith and adequate reserves have been established in the financial statements included in the Company SEC Documents for such contested Taxes.  The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all unpaid Taxes that are material in amount of the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.  The unpaid Taxes of the Company and its Subsidiaries for the current taxable period do not exceed the reserve for Tax liability set forth in the most recent financial statements contained in the Company SEC Documents, such reserve being adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their tax returns and reports.

(b)           No deficiencies, audit examinations, refund litigation, proposed adjustments, claims or matters in controversy for any Taxes have been threatened, proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies, audit examinations, refund litigation, proposed adjustments, claims or matters in controversy that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.  All assessments for Taxes due and owing by the Company or any of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid.

(c)           There are no liens for Taxes that are material in amount (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is bound by any agreement with respect to Taxes.

(d)           No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under Section 162(m) of the Code that alone or with other such disallowances has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(e)           Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(f)            Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g)           Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)           Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(i)            Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

(j)            The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties.

(k)           Schedule 3.24 of the Company Disclosure Schedule sets forth with reasonable specificity (i) each state in the United States and foreign country in which the Company or any of its Subsidiaries is required or has been required to file a tax return or report or pay Taxes, (ii) all income tax returns and reports filed or due to be filed applicable to the one year period ending on the date hereof and (iii) all correspondence with any Tax authorities (including all audits, notices, and requests for information from or to Tax authorities) since January 1, 2003.  No claims have ever been made by a taxing authority in a jurisdiction where any of the Company and each of its Subsidiaries does not file a tax return that it is, or may be subject to, taxation in that jurisdiction, except for claims which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.25           Environmental Compliance and Disclosure.  Except as set forth on Schedule 3.25 of the Company Disclosure Schedule:

(a)           Each of the Company and its Subsidiaries possesses, and is in compliance in all material respects with, all Permits and has filed all notices that are required under, all Environmental Laws (as defined below) applicable to the Company or any Subsidiary, and the Company and each of its Subsidiaries is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions and obligations contained in those Laws or contained in any Law, Permit or demand letter issued, entered, promulgated or approved thereunder, including, but not limited to, with respect to the use, storage, treatment, manufacture, generation, disposal and handling of Hazardous Materials (as defined below);

(b)           Neither the Company nor any Subsidiary has received written notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or any similar state or local statute or ordinance from any governmental agency and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any material claim against the Company or any Subsidiary under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

(c)           No Hazardous Materials have ever been, or are being, spilled, released, discharged, disposed, placed or otherwise caused to become located in buildings or the soil, sub-surface strata, air, water or ground water under, or upon any plant, facility, site, area or property currently or previously owned or leased by the Company or any Subsidiary or on which the Company or any Subsidiary is conducting or has conducted its business or operations, by the Company or its Subsidiaries, except to the extent that such spillages, releases, discharges, disposals, placements or otherwise would not reasonably be expected to have a Material Adverse Effect on the Company;

(d)           Neither the Company nor any Subsidiary has entered into or agreed to any consent decree or order, and neither the Company nor any Subsidiary is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws;

(e)           Neither the Company nor any Subsidiary has been subject to any administrative or judicial proceeding pursuant to and, to the Knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past three years;

(f)            Neither the Company nor any Subsidiary has received written notice that it is subject to any claim, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law, including claims for personal property damage, and arising out of any act or omission of the

Company or any Subsidiary, its employees, agents or representatives or, to the Knowledge of the Company, arising out of the ownership, use, control or operation by the Company or any Subsidiary of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by the Company or any Subsidiary) or any other area on which the Company or any Subsidiary is conducting or has conducted its business or operations from which any Hazardous Materials were released into the environment (the term “release” meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term “environment” meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air) and, to the Knowledge of the Company, there is no basis for any such notice and none are threatened;

(g)           The Company has heretofore made available to Parent true, correct and complete copies of all files of the Company and each Subsidiary relating to environmental matters.  Neither the Company nor any Subsidiary has paid any fines, penalties or assessments within the last three years with respect to environmental matters; and

(h)           To the Knowledge of the Company, none of the assets owned by the Company or any Subsidiary or any real property owned or leased by the Company or any Subsidiary contain any friable asbestos, regulated PCBs or underground storage tanks.  To the Company’s Knowledge, the Company has not (i) manufactured or distributed or otherwise incorporated into any product it manufactured or distributed, nor (ii) ever acquired any company that manufactured or distributed or otherwise incorporated into any product it manufactured or distributed, any asbestos or asbestos-containing materials.

As used in this Section 3.25, the term “Environmental Laws” means any and all Laws of the United States, any foreign jurisdiction in which the Company is located or conducts any business, or political subdivision thereof, for the protection of the environment or human health and safety, including decrees, regulations, orders and permits issued by any Governmental Authority under such laws, and shall include without limitation the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.), and the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), as well as any and all state laws that relate to pollution, contamination of the environment, human health, or safety, and all present regulations, orders and permits issued thereunder, including common law.

As used in this Section 3.25, the term “Hazardous Materials” means any waste, pollutant, hazardous substance, toxic, radioactive, ignitable, reactive or corrosive substance, hazardous waste, special waste, controlled waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical  liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste or any other material which is regulated pursuant to an Environmental Law.

Section 3.26           State Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other transactions contemplated by this Agreement or the Merger.  The action of the Board of Directors of the Company in approving this Agreement (and the other transactions contemplated by this Agreement and the Merger) is sufficient to render inapplicable to this Agreement (and the other transactions contemplated by this Agreement and the Merger) the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser each represent and warrant to the Company as follows:

Section 4.1             Organization, Standing and Corporate Power.    Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.

Section 4.2             Authority.  Each of Parent and Purchaser has the requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Purchaser. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of each of Parent and Purchaser, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3             No Conflicts.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under (i) the organizational documents of Parent or any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 4.4, any Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Encumbrances that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

Section 4.4             Consents; Approvals.  No license, permit, consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent and Purchaser under the HSR Act and any applicable filings and approvals under similar Foreign Antitrust Laws; (ii) the filing with the SEC of any reports under the Exchange Act and the rules of the New York Stock Exchange as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (iii) the filing of: (A) the Certificate of Merger with the Secretary of State of the State of Delaware and (B) appropriate documents with the relevant authorities of other states in which Parent and Purchaser are qualified to do business; and (iv) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5             Information Supplied.  The information supplied by Parent and Purchaser for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the Effective Time, or, unless promptly corrected, at any time during the pendency of the Company Stockholders’ Meeting or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to information supplied by or on behalf of the Company for inclusion in the Proxy Statement.

Section 4.6             Financial Capacity.  Parent has available, and on the Effective Date will have available, sufficient funds, available lines of credit or other sources of immediately available funds to enable it to pay the Merger Consideration on the terms and conditions of this Agreement.

ARTICLE V

COVENANTS

Section 5.1             Conduct of Business by the Company.  Except as expressly permitted by this Agreement, as set forth in Schedule 5.1 of the Company Disclosure Schedule or with the prior written consent of Parent and Purchaser, which consent shall not be unreasonably withheld or delayed, from the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) carry on their respective businesses in the ordinary course consistent with past practice, (ii) use reasonable best efforts to: preserve intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or its Subsidiaries has business relations, and (iii) comply with all applicable Laws wherever its business is conducted, including the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act.  Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as expressly contemplated by this Agreement or with the prior written consent of Parent and Purchaser, which consent shall not be unreasonably withheld or delayed, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)           amend the Company Certificate of Incorporation or the Company Bylaws;

(b)           authorize for issuance, issue, sell, dispose of, pledge or otherwise encumber, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any securities convertible into shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, except pursuant to and in accordance with the terms of convertible securities and options of the Company identified on Schedule 3.2(a) of the Company Disclosure Schedule and outstanding as of the date hereof;

(c)           split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except for (i) the purchase from time to time by the Company of Company Common Stock in the ordinary course of business consistent with past practice in connection with the cashless exercise of options or the funding of employee incentive plans, profit sharing plans or other benefit plans of the Company consistent in timing and amount with past practice, (ii) the payment by the Company of its regular annual dividend in an amount not to exceed $0.50 per share of Company Common Stock and (iii) dividends and distributions (including liquidating distributions) by a Subsidiary of the Company to the Company;

(d)           (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than (x) under existing lines of credit in the ordinary course of business consistent with past practice, and (y) intercompany indebtedness between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for the Company and its Subsidiaries pursuant to existing credit facilities; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than travel and similar advances to employees of the Company in the ordinary course of business consistent with past practice);

(e)           increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend, modify or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan (including any plan that would constitute a Company Plan), policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (i) as required pursuant to applicable Law or the terms of agreements in effect as of the date of this Agreement as set forth on Schedule 5.1(e) of the Company Disclosure Schedule (complete and correct copies of which have been delivered to Parent by the Company) and (ii) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business consistent with past practice;

(f)            authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of an amount of assets or securities in excess of $250,000, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any change in its capitalization, or any release or relinquishment of any material contract rights;

(g)           (i)  enter into or extend the term or scope of any contract that purports to restrict the Company, or any Subsidiary from engaging in any line of business or in any geographic area, (ii) enter into or extend the term or scope of any agreement with a consultant, sales representative, agent or distributor, (iii) amend or modify any of the Engagement Letters, (iv) enter into any contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of any of the transactions contemplated by this Agreement (other than immaterial contracts that would not materially impact the nature of the Company’s business), (v) release any Person from, or modify or waive any provision of, any confidentiality, nondisclosure or similar agreement related to the Company’s proprietary Intellectual Property, (vi) take any action to render the restrictive provisions of Section 203 of the DGCL or the Rights Agreement inapplicable to any transaction (other than the Merger and the other transactions contemplated by this Agreement among the parties hereto) or any Person (other than Parent and Purchaser), (vii) pay, loan or advance (other than the payment of compensation, directors’ fees or reimbursement of expenses in the ordinary course of business consistent with past practice) any amount to, or sell, transfer or lease any properties or material assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any “affiliate” or “associate” of any of its officers or directors,  (viii) merge or consolidate with any other entity in any transaction in a single transaction or series of transactions or form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof, or (ix) enter into, terminate or amend any Material Contract, or any other contract that would be a Material Contract if such contract were entered into during the period from the date of this Agreement until the Effective Time, other than in the ordinary course of business.

(h)           authorize or commit to make capital expenditures, except in the ordinary course of business consistent with past practice and not in excess of $1.0 million in the aggregate;

(i)            make any change in the accounting methods or accounting practices followed by the Company, except as required by GAAP or applicable Law;

(j)            settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $250,000;

(k)           make or change any election under the Code; or

(l)            agree to do any of the foregoing.

Section 5.2             No Solicitation.  (a)  The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal and use its reasonable best efforts to obtain the return from all such parties or cause the destruction of all copies of confidential information provided to such parties by the Company or its Representatives that are still in the possession of such parties.  Except as contemplated by Section 5.18, the Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.  From the date hereof to the Effective Time, the Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing information) any inquiries or proposals with respect to or the making or submission of any Takeover Proposal; or (ii) participate in any discussions or negotiations with any third party regarding, or furnish to any third party any non-public information in connection with, any Takeover Proposal.  Notwithstanding the foregoing, prior to the date the Stockholder Approval is obtained, the Board of Directors of the Company and its Representatives may, in any event, have discussions with and furnish non-public information to any Person that has made an unsolicited, written Takeover Proposal that was made in circumstances not otherwise in violation of this Agreement if the Board of Directors of the Company determines in good faith that there is a reasonable likelihood that such Takeover Proposal will constitute a Superior Proposal and with respect to which the Board of Directors of the Company determines in good faith after considering applicable Law and after consulting with outside counsel, that the failure to do so would reasonably be expected to constitute a breach by it of its fiduciary duties to the Company’s stockholders; provided that the Company may furnish non-public information to such Person only after such Person has executed a confidentiality agreement with the Company (which confidentiality agreement shall be no less favorable to the Company (i.e., no less restrictive in respect of the conduct of such Person) than the Confidentiality Agreement) and the Company advises Parent, and delivers to Parent, all such non-public information not previously provided to Parent.

(b)           In addition to the other obligations of the Company set forth in this Section 5.2, the Company shall promptly advise Parent, orally and in writing (and in no event later than 48 hours), after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall in any such notice to Parent, indicate the identity of the Person making such Takeover Proposal and the material terms and conditions of any Takeover Proposals (and in connection therewith, shall simultaneously provide to Parent copies of any written Takeover Proposal received by the Company), and thereafter shall keep Parent informed, on a timely basis and in reasonable detail, of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any updated written Takeover Proposals) and of the status of any such discussions or negotiations.

(c)           For purposes of this Agreement, (i) ”Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries equal to 15% or more of the Company’s consolidated assets or to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of capital stock of the Company, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the capital stock of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or any assets of the Company and its Subsidiaries to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable, and (ii) ”Superior Proposal” means a bona fide written proposal or offer from any Person not obtained in breach of this Agreement to acquire, directly or indirectly, for consideration involving cash and/or securities, all the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis made by a third party, which the Board of Directors of the Company determines, reasonably and in good faith, after consultation with the Company Financial Advisors and outside counsel, taking into account all factors the Board of Directors of the Company deems relevant, including the estimated time required to consummate the offer, the Person making the offer and the legal, financial, regulatory and other aspects of the offer, is reasonably capable of being completed and, if consummated, would result in a transaction that is more favorable to its stockholders from a financial point of view than the Merger.

(d)           Except as expressly permitted by this Section 5.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (ii) allow, cause or authorize the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement providing for or contemplating the consummation of any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.2(a)) (each, a “Company Acquisition Agreement”).  Notwithstanding the foregoing or any other provision of this Agreement, prior to the date the Stockholder Approval is obtained, (x) the Board of Directors of the Company may withdraw or modify the Company Recommendation, or approve or recommend a Superior Proposal, if such Board of Directors determines in good faith, after considering applicable Law and after consulting with outside counsel, that the failure to make such withdrawal, modification or recommendation would reasonably be expected to constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company’s stockholders, and (y) if the Board of Directors of the Company receives an unsolicited, bona fide Takeover Proposal that was made in circumstances not involving a breach of this Agreement and that such Board determines in good faith constitutes a Superior Proposal, the Board of Directors of the Company may, in response to such Superior Proposal and after the expiration of the two Business Day period described below, enter into a definitive agreement with respect to such Superior Proposal but only if the Company shall have concurrently with entering into such definitive agreement terminated this Agreement pursuant to Section 7.1(g) and prior thereto or concurrently therewith paid the Termination Fee required pursuant to Section 7.3, but in any event (i) only after the second Business Day following the Company’s delivery of written notice (the “Notice of Superior Proposal”) advising Parent that the Board of Directors of the Company intends to enter into a definitive agreement with respect to such Superior Proposal and terminate this Agreement (it being understood that the Company shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal (other than immaterial revisions) from such third party or its Affiliates that the Company proposes to accept), attaching the most current version of such agreement to such Notice of Superior Proposal (which version shall be updated on a current basis), and (ii) only if, during such two Business Day period, the Company and its Representatives shall have negotiated or offered to negotiate in good faith with Parent and Parent’s Representatives to make such adjustments in the terms of this Agreement as would enable Parent and the Company to proceed with the transactions contemplated by this Agreement on such adjusted terms and, at the end of such two Business Day period, after taking into account any such adjusted terms as may have been agreed upon by Parent and the Company, since the Company’s delivery of such Notice of Superior Proposal, the Board of Directors of the Company has again in good faith made the determination referred to above in this clause (y).

(e)           Nothing contained in this Section 5.2 shall prohibit the Company or the Board of Directors of the Company, in connection with a tender or exchange offer for the Company’s outstanding securities by a third party, from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company, failure so to disclose would be inconsistent with its obligations under applicable Law; provided, however, that, except as provided in Section 5.2(d), neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

Section 5.3             Further Assurances; Reasonable Best Efforts  (a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions necessary, proper and advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable.  In furtherance and not in limitation of the foregoing, each party shall: (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act; (ii) make any additional filings required by any applicable Competition Law and take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Competition Laws, and comply with applicable Foreign Antitrust Laws, as promptly as practicable; and (iii) subject to applicable Laws relating to access to and the exchange of information, use its reasonable best efforts to (A) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any Competition Law; (B) keep the other parties informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any

other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; and (C) permit the other parties hereto to review in advance any communication intended to be given by it to, and consult with the other parties in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority, give the other parties the opportunity to attend and participate in such meetings and conferences.

(b)           Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit: (i) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s ability to retain, the Company or any businesses, product lines or assets of the Company or (ii) Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, own or operate any portion of the businesses, product lines or assets of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way  the business or commercial practices of Parent or its Subsidiaries or Affiliates or the Company or its Subsidiaries.

(c)           For purposes hereof, “Competition Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Section 5.4             Employee Benefit Plans.  Parent shall cause the Surviving Corporation to either maintain the U.S. Benefit Plans and Non-U.S. Benefit Plans (which for purposes of this Section 5.4 only, includes plans and arrangements for the benefit of non-United States employees and agents of the Company and its Subsidiaries currently in place) (other than the BHA Group Holdings, Inc. Amended and Restated Employee Stock Ownership Plan, the BHA Group Holdings, Inc. Profit Sharing Plan and equity-based arrangements) provided by the Company and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of the Parent or its Affiliates in accordance with Parent’s standard policies and practices (each a “Surviving Corporation Plan”). To the extent that any employee of the Company or its Subsidiaries becomes an employee of the Surviving Corporation at the Effective Time and thereafter participates in a Surviving Corporation Plan, the Surviving Corporation shall grant, or cause to be granted, service credit to such employee (in accordance with the service credit rules in such plan) for his or her service with the Company and its Subsidiaries exclusively for the purpose of determining eligibility to participate and nonforfeitability of benefits (other than post-retirement benefits under a plan which is a  ”welfare benefit plan” (as defined in Section 3(1) of ERISA)) and for purposes of benefit accrual exclusively under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its Subsidiaries).

(a)           If a Surviving Corporation Plan which is a “welfare benefit plan” (as defined in Section 3(1) of ERISA)) replaces a U.S. Benefit Plan or a Non-U.S. Benefit Plan which is a “welfare benefit plan” (as defined in Section 3(1) of ERISA)) which provides healthcare and related benefits (a “Surviving Corporation Welfare Plan”), the Surviving Corporation shall (i) waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements under the Surviving Corporation Welfare Plan for a participant and his or her covered dependants to the extent such provisions were inapplicable to such individual under the U.S. Benefit Plan or the Non-U.S. Benefit Plan immediately before such plan was replaced by the Surviving Corporation Welfare Plan and (ii) provide for credit under the Surviving Corporation Welfare Plan for any eligible expenses paid by any participant and his or her covered dependents under the U.S. Benefit Plan or the Non-U.S. Benefit Plan for purposes of satisfying any applicable deductible, coinsurance and maximum out-of-pocket requirements under the Surviving Corporation Welfare Plan to the same extent the participant and his or her covered dependants would have received credit for paying such expenses if such expenses had been paid made under the Surviving Corporation Welfare Plan.

(b)           Subject to compliance by the Surviving Corporation with its obligations under Section 5.4(a) and 5.4(b), nothing contained in this Section 5.4 shall be construed to prevent the termination of employment of any individual employee of the Company and its Subsidiaries or any changes in the employee benefits available to any such individual employee or the amendment or termination of any particular U.S. Benefit Plan or Non-U.S. Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

Section 5.5             Certain Notifications.  At all times from the date hereof until the Effective Time, each party shall promptly notify the others in writing of the occurrence of (i) any event which will or may result in the failure to satisfy the conditions specified in Article VI, (ii) any notice or other communication received by such party from any Governmental Authority in connection with the Merger or the transactions contemplated by this Agreement or from any person alleging that the consent of such person is or may be required and (iii) the occurrence, or nonoccurrence, of any event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.6             Expenses.  Subject to Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except expenses incurred in connection with the filing fee under the HSR Act shall be equally shared by Parent and the Company.

Section 5.7             Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

Section 5.8             Company Stockholders Meeting.  The Company shall, in accordance with applicable Law and the Company Certificate of Incorporation and the Company Bylaws, subject to Section 7.1(g), (a) as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold an annual or special meeting of its stockholders solely for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the “Company Stockholders’ Meeting”) and (b) (i) include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated hereby and (ii) use its reasonable best efforts to obtain such approval and adoption.  At the Company Stockholders’ Meeting, Parent and Purchaser shall cause all shares of Company Common Stock then owned by them and their Subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.  Without limiting the generality of the foregoing (but subject to Section 7.1(g)), the Company’s obligations pursuant to the first sentence of this Section 5.8 shall not be affected by (x) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (y) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of the Company Recommendation.

Section 5.9             Proxy Statement.  (a)  As promptly as practicable following the date of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC.  The Company shall use its reasonable best efforts to (i) respond to any comments on the Proxy Statement or requests for additional information from the SEC with respect thereto as soon as practicable after receipt of any such comments or requests and (ii) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement.  The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Proxy Statement.  Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, (x) the Company shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings, (y) the Company shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent and (z) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the transactions contemplated hereby.  Subject to Section 5.2(d), the Proxy Statement shall include the Company Recommendation and a copy of the written opinions of the Company Financial Advisors referred to in Section 3.23.

(b)           If at any time prior to the Effective Time any event shall occur, or fact or information shall be discovered by Parent or the Company, that should be set forth in an amendment of or a supplement to the Proxy Statement, the party which discovers such information shall promptly notify the other parties hereto, and the Company shall, in accordance with the procedures set forth in Section 5.9(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and to the extent required by applicable Law, cause such amendment or supplement to be distributed to the stockholders of the Company.

Section 5.10           ESOP and Profit Sharing Plan.  The Company shall amend the BHA Group Holdings, Inc. Amended and Restated Employee Stock Purchase Plan and the BHA

Group Holdings, Inc. Profit Sharing Plan (if necessary) to expressly provide that each participant shall have the right to direct the trustee of each such plan on how to vote such participant’s Shares at the Company Stockholders’ Meeting to adopt this Agreement and to approve the Merger.

Section 5.11           Access to Information; Confidentiality.  Subject to the existing confidentiality agreement dated as of March 25, 2004 (the “Confidentiality Agreement”), among Parent, Purchaser and the Company, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours to all their properties, books, contracts, commitments, personnel and records and, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request (including, the opportunity to conduct “Phase II” or other environmental testing or sampling, provided that Parent’s representatives shall not unreasonably interfere with or otherwise disrupt the business or operations of the Company or any of its Subsidiaries while conducting such testing or sampling).  The Company shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it.  No review pursuant to this Section 5.11 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any party hereto to the other parties hereto.  Each of Parent and Purchaser will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any non-public information in accordance with the terms of the Confidentiality Agreement.

Section 5.12           Indemnification, Exculpation and Insurance.  (a)  From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, indemnify each individual who at the Effective Time is, or any time prior to the Effective Time was, a director or officer of the Company or any of its Subsidiaries in respect of indemnification and exculpation from liabilities for acts or omissions by them in their capacity as such occurring at or prior to the Effective Time (and rights for advancement of expenses) to the extent provided in (i) the Company Certificate of Incorporation or Company Bylaws as in effect on the date hereof and (ii) any indemnification or other agreements of the Company as in effect on the date hereof, which shall survive the Merger, without further action, and shall continue in full force and effect in accordance with their terms; provided, however that the Surviving Corporation shall not be required to indemnify any such person for fraud, criminal conduct or responsibility for breach of this Agreement.

(b)           In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that its successors and assigns assume the obligations set forth in this Section 5.12.

(c)           For six years from and after the Effective Time, Parent shall maintain, or cause the Surviving Corporation to maintain, in effect directors’ and officers’ liability insurance covering acts or omissions occurring prior to the Effective Time covering each Person currently covered by the directors’ and officers’ liability insurance policy as of the date hereof (the “Current D&O Policy”) maintained by the Company and its Subsidiaries on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of $350,000 (which amount represents 200% of the annual premium currently paid by the Company for the Current D&O Policy); provided, further that Parent may substitute therefor policies of Parent of at least the same coverage and amount and such other terms which are, in the aggregate, no less favorable to such directors and officers.

(d)           The provisions of this Section 5.12 are (i) intended to be for the benefit of, and will be enforceable by, each party currently covered by such insurance or such indemnification agreements or provisions, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Section 5.13           Profit Sharing Plan.  The Company shall terminate the BHA Group Holdings, Inc. Profit Sharing Plan in accordance with its terms immediately prior to the Effective Time.

Section 5.14           Undertakings of Parent.  Parent shall perform, or cause to be performed, when due all obligations of Purchaser under this Agreement.

Section 5.15           Director Resignations.  The Company shall cause to be delivered to Parent resignations of all the directors of the Company to be effective at the Effective Time.  The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Parent to fill such vacancies.

Section 5.16           Rights Agreement.  The Rights Agreement has been amended as provided in Exhibit C hereto.  Except as approved in writing by Parent, neither the Company nor the Board of Directors of the Company shall (i) amend the Rights Agreement, (ii) redeem the Company Rights or (iii) take action with respect to, or make any determination under, the Rights Agreement.

Section 5.17           Stockholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement and the Merger; provided, however, that no such settlement shall be agreed to without Parent’s consent, which consent will not be unreasonably withheld.

Section 5.18           Standstill Agreements; Confidentiality Agreements.    Notwithstanding anything in this Agreement to the contrary, during the period from the date of this Agreement through the Effective Time or earlier termination of this Agreement, the Company shall not terminate, release or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party in connection with the making of a Takeover Proposal unless, in response to an unsolicited request to do so from the other party to such agreement that was made in circumstances not otherwise in violation of Section 5.2, the Board of Directors shall have determined in good faith, after consultation with outside counsel to the Company, that such action is appropriate in order for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law.

ARTICLE VI

CONDITIONS

Section 6.1             Conditions to the Merger.  The obligations of each party to effect the Merger and/or carry out its respective obligations hereunder shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

(a)           the Company Stockholder Approval shall have been obtained with respect to the Merger and this Agreement;

(b)           the applicable waiting periods (and any extension thereof) applicable to the Merger shall have expired or been terminated under the HSR Act and under applicable Foreign Antitrust Laws and all filings, approvals and notifications required under the HSR Act and under Foreign Antitrust Laws, in all jurisdictions in which such filings, approvals and notifications are required by Law to be made or obtained, shall have been made or obtained;

(c)           no preliminary or permanent injunction or other order of any Governmental Authority of competent jurisdiction shall have been issued and be in effect, and no provision of any applicable statute, rule, regulation, order or decree shall have been enacted or promulgated and be in effect that prohibits the consummation of the Merger;

(d)           there shall not be pending any action, investigation or proceeding by any Governmental Authority which makes illegal or, directly or indirectly, restrains or prohibits the consummation of the Merger;

Section 6.2             Conditions to Obligations of Parent and Purchaser.  The obligations of Parent and Purchaser to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)           on or prior to the Effective Time, there shall not have been any event, change or occurrence of any condition not covered by the representations and warranties set forth in Article III hereof, that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

(b)           the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality or Material Adverse Effect qualification) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at the Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

(c)           the Company shall have performed in all material respects the obligations and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and

(d)           Parent shall have received a certificate of the Chief Executive Officer, President or Chief Financial Officer of the Company certifying that the conditions set forth in Sections 6.2(a)-(c) have been satisfied.

Section 6.3             Conditions to the Obligations of the Company.  The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)           the representations and warranties of Parent and Purchaser contained in this Agreement (without giving effect to any materiality or Material Adverse Effect qualification) shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at the Effective Time (except as to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b)           each of Parent and Purchaser shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time;

(c)           the Company shall have received a certificate of an authorized signatory of each of Parent and Purchaser, certifying that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

Section 6.4             Frustration of Closing Conditions.  Neither Parent and Purchaser, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to use its reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1             Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

(a)           by consent of the duly authorized representatives of Parent, Purchaser and the Company;

(b)           by Parent, if the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case, such that the conditions set forth in

Section 6.2(b) or (c) would not be satisfied and such breach or failure shall not have been cured within 30 days after written notice to the Company;

(c)           by Parent, if the condition set forth in Section 6.2(a) would not be satisfied;

(d)           by the Company, if Parent or Purchaser shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Purchaser shall have become untrue, in either case, such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied and such breach or failure shall not have been cured within 30 days after written notice to Parent;

(e)           by Parent and Purchaser, on the one hand, and the Company, on the other hand, if the Effective Time shall not have occurred on or before November 30, 2004 (the “Termination Date”), unless such date is extended by the consent of the duly authorized representatives of the Company, Parent and Purchaser provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(f)            by any of Parent, Purchaser or the Company if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(g)           by the Company, prior to the Company Stockholder Approval and pursuant to and in accordance with Section 5.2(d);

(h)           by Parent, if, (i) the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger (except pursuant to Section 5.2(e)), or shall have recommended, or entered into, or publicly announced its intention to enter into, an agreement or an agreement in principle with respect to a Superior Proposal (or shall have resolved to do any of the foregoing), (ii) the Company shall have breached in any material respect any of its obligations under Section 5.2, (iii) the Board of Directors of the Company shall have refused to affirm its approval or recommendation of this Agreement or the Merger within ten Business Days of any written request from Parent, (iv) a competing tender or exchange offer constituting a Takeover Proposal shall have been commenced and the Company shall not have sent holders of the Company Common Stock pursuant to Rule 14e-2 promulgated under the Exchange Act, (within ten Business Days after such tender or exchange offer is first published, sent or given (within the meaning of Rule 14e-2)), a statement disclosing that the Board of Directors of the Company recommends rejection of such Takeover Proposal, (v) the Board of Directors of the Company shall exempt any other Person from the provisions of Section 203 of the DGCL, (vi) the Board of Directors of the Company exempts any other Person under the Rights Agreement or (vii) the Company or its Board of Directors publicly announces its intention to do any of the foregoing;

(i)            by any of Parent, Purchaser and the Company if any injunction, order, statute or regulation prohibiting the consummation of the Merger shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(i) shall have used reasonable efforts to prevent the entry of and to remove such injunction, order, statute or regulation; and

(j)            By Parent, Purchaser or the Company if the Company fails to provide the necessary certifications when due and as and in the form required under, Sections 302 or 906 of the Sarbanes-Oxley Act of 2002.

Section 7.2             Effect of Termination.  In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, the provisions of this Agreement (other than the last sentence of Section 5.10 and Sections 5.6, 7.2 and 7.3 hereof) shall become void and have no effect, with no liability on the part of any party hereto or its stockholders or directors or officers in respect thereof, provided that nothing contained herein shall be deemed to relieve any party of any liability it may have to any other party with respect to a breach of its obligations under this Agreement.

Section 7.3             Termination Payment.  (a)  As compensation for entering into this Agreement, taking action to consummate the transactions hereunder and incurring the costs and expenses related thereto and other losses and damages, including the foregoing of other opportunities, the Company and Parent agree as follows: in the event that this Agreement is terminated pursuant to Section 7.1(f), 7.1(g) or 7.1(h), then the Company shall pay Parent a fee as liquidated damages and not as a penalty to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger equal to $8.0 million (the “Termination Fee”), payable by wire transfer of immediately available funds, concurrently with such termination pursuant to Section 7.1(g), and within two Business Days of the date of any such other termination.

(b)           In the event of termination of this Agreement under Section 7.1(b) (but only as a result of the failure to satisfy the condition set forth in Section 6.2(c)), and at or prior to the time of such termination a Takeover Proposal shall have been made known to the Company or publicly announced, and within one year following the termination, the Company shall enter into any Company Acquisition Agreement in respect of or consummate a Takeover Proposal with the Person who made the original Takeover Proposal or an Affiliate of such Person (except that references in the definition of Takeover Proposal to “15%” shall be deemed to be “50%” for purposes hereof), then immediately prior to, and as a condition of, entering into of such agreement or the consummation of such transaction, as the case may be, the Company shall pay to Parent, upon demand, the Termination Fee, payable in cash by wire transfer in immediately available funds, as liquidated damages and not as a penalty, to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger; provided that no such amount shall be payable if the Termination Fee shall have become payable or have been paid in accordance with Section 7.3(a) of this Agreement.

(c)           Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails to pay to Parent any amounts due under this Section 7.3 within 5 Business Days of the date such amount was required to be paid, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.  The Company acknowledges that the fee and the other provisions of this Section 7.3 are an integral part of this Agreement and that without these agreements, Parent would not enter into this Agreement.

Section 7.4             Amendment.  This Agreement may be amended by the parties at any time before or after Company Stockholder Approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

Section 7.5             Waiver.  Any term or provision of this Agreement (subject to applicable Law) may be waived in writing at any time by the party or parties entitled to the benefits thereof.

ARTICLE VIII

DEFINITIONS; INTERPRETATION

Section 8.1             Definitions.  As used in the Agreement, the following terms have the following respective meanings:

Accounting Rules: as defined in Section 3.9.

Acquiring Person: as defined in Section 3.19(a).

Affiliate: with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

Affiliate Transactions: as defined in Section 3.19.

Agreement: as defined in the first paragraph of this Agreement.

Appraisal Shares: as defined in Section 2.6(d).

Business Day: a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

Business Technology:  as defined in Section 3.15(b).

Certificate of Merger: as defined in Section 2.5.

CERCLA:  as defined in Section 3.25(b).

Certificates:  as defined in Section 2.8(b).

Code: Internal Revenue Code of 1986, as amended.

Company: as defined in the first paragraph of this Agreement.

Company Acquisition Agreement:  as defined in Section 5.2(d).

Company Bylaws: as defined in Section 3.1.

Company Certificate of Incorporation: as defined in Section 3.1.

Company Common Stock: as defined in Section 2.6.

Company Disclosure Schedule:  as defined in the first paragraph of Article III.

Company ESOP: the BHA Group Holdings, Inc. Amended and Restated Employee Stock Ownership Plan, effective originally August 1, 1986 and last amended and restated as of October 1, 2002.

Company Financial Advisors: each of Robert W. Baird & Co. Incorporated and Allen & Company LLC.

Company Recommendation: as defined in Section 5.2(d).

Company Rights: as defined in Section 2.6.

Company SEC Documents: as defined in Section 3.8(a).

Company Stock Options: as defined in Section 2.9.

Company Stock Option Plan: means the Amended and Restated Incentive Stock Plan, dated as of December 20, 2001.

Company Stockholder Approval: as defined in Section 3.16.

Company Stockholders’ Meeting: as defined in Section 5.7(a).

Competition Laws:  as defined in Section 5.3(c).

Confidentiality Agreement: as defined in Section 5.10.

Current D&O Policy: as defined in 5.11(c).

DGCL: as defined in the recitals to this Agreement.

Distribution Date:  as defined in Section 3.19(b).

DOJ:  as defined in Section 5.3.

Effective Time: as defined in Section 2.5.

Encumbrance: any security interest, pledge, mortgage, lien (including environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

Engagement Letters: as defined in Section 3.17.

Environmental Laws: as defined in Section 3.26.

ERISA: as defined in Section 3.14(a).

Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Export Control Requirements: as defined in Section 3.13.

Foreign Antitrust Laws: means non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

FTC:  as defined in Section 5.3.

GAAP: United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

Governmental Authority: means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

Governmental Damages: as defined in Section 3.5(a).

Hazardous Materials: as defined in Section 3.26.

HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property: means (i) trade names, logos, trademarks, service marks, collective marks, and certification marks (registered or otherwise), including any and all registrations and applications for registration thereof and renewals thereof and all related goodwill (ii) copyrights (registered or otherwise) and any and all registrations and applications for registration thereof, (iii) domain names, URLs and Internet web sites and all rights (including all trademark and common law rights) therein, (iv) patents, patent applications and patentable inventions, (v) computer software, including source code and object code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (vi) trade secrets, (vii) whether or not confidential, technology (including know-how and show-how), production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information and know-how, and any other proprietary rights of any type whatsoever together with all associated goodwill.

Intellectual Property Rights: as defined in Section 3.15(a).

Knowledge (or any derivations thereof): with respect to any Person that is not an individual, as to any specific matter, the actual knowledge of such Person’s executive officers and other officers and manager having primary responsibility for such matter.

Labor Organization: as defined in Section 3.14(n).

Law: as defined in Section 3.5(a).

Licensed Rights: as defined in Section 3.15(a).

Loss Contract: as defined in Section 3.11(a).

Material Adverse Effect or Material Adverse Effect on the Company: means, with respect to the Company any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets or liabilities of the Company and its Subsidiaries, taken as a whole, other than those relating to (i) the economy or securities markets in general and not specifically relating to (or disproportionately affecting) the Company, or (ii) to the announcement of the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, a “Material Adverse Effect” or “Material Adverse Effect on the Company” shall be deemed to have occurred if the applicable state of facts, change, development, circumstance, event or effect (or aggregation of state of facts, changes, developments, circumstances, events or effects) has resulted in or would reasonably be expected to result in reputational harm to the Company’s business, Parent or any affiliate of Parent of such seriousness and significance that a reasonable person in the position of Parent would not proceed with the Merger and the transactions contemplated by this Agreement.

Material Contract: as defined in Section 3.11(a).

Merger: as defined in the recitals to this Agreement.

Merger Consideration: as defined in Section 2.6(a).

Non-U.S. Benefit Plan: as defined in Section 3.14(a).

Notice of Superior Proposal:  as defined in Section 5.2(d).

Parent: as defined in the first paragraph of this Agreement.

Parent Material Adverse Effect: as defined in Section 4.3.

Paying Agent: means a financial institution selected by Parent.

Permits: as defined in Section 3.5(b).

Person: an individual, general or limited partnership, joint venture, corporation, limited liability company, trust, unincorporated organization and a government or any department or agency thereof.

Policies: as defined in Section 3.22(a).

Proxy Statement: the proxy statement relating to the solicitation of the approval of the Merger by the holders of the outstanding Company Common Stock.

Purchaser: as defined in the first paragraph of this Agreement.

Representatives: as defined in Section 5.2(c).

Rights: those certain rights to purchase one tenth of a share of Company Common Stock upon the terms and subject to the provisions of the Rights Agreement.

Rights Agreement: as defined in Section 3.2.

Sarbanes-Oxley Act: as defined in Section 3.8(a).

SEC: the United States Securities and Exchange Commission.

Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shares: all the issued and outstanding Company Common Stock together with the associated Company Rights.

Stock Acquisition Date:  as defined in Section 3.19(a).

Subsidiary: with respect to any Person, any corporation or other business entity, of which a majority (by number of votes) of the shares of capital stock (or other voting interests) at the time outstanding is owned by such Person directly or indirectly through Subsidiaries.

Superior Proposal: as defined in Section 5.2(c).

Surviving Corporation: as defined in Section 2.1.

Surviving Corporation Plan: as defined in Section 5.4(a).

Surviving Corporation Welfare Plan: as defined in Section 5.4(b).

Takeover Proposal: as defined in Section 5.2(c).

Taxes:  all (x) Federal, state, local or foreign income, gross receipts, consumption, value added, stamp, property, sales, use, excise, ad valorem, franchise, employment, withholding, transfer and other taxes, customs, duties or similar governmental charges, including any interest, penalties or additions with respect thereto, whether disputed or not, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

Termination Date:  as defined in Section 7.1(e).

Termination Fee:  as defined in Section 7.3(a).

Transactions:  as defined in Section 5.3.

Transition Period: as defined in Section 5.4(a).

U.S. Benefit Plan: as defined in Section 3.14(a).

Voting Agreement: as defined in the recitals to this Agreement.

Voting Company Debt: as defined in Section 3.2.

WARN: as defined in Section 3.14(n).

Section 8.2             Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Annex, such reference shall be to an Article, or Section of, or Schedule or Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.   The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1             Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.2             Notices.   All notices, consents, instructions and other communications required or permitted under this Agreement shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by

Express Mail, Federal Express or other reputable express delivery service (receipt requested), in which case, receipt shall be deemed to have occurred on the next business day (including Saturday), or by first class certified or registered mail, return receipt requested, postage prepaid.  Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee).  Notice shall be given:

if to the Company to:

BHA Group Holdings, Inc.
8800 East 63rd Street
Kansas City, Missouri 64133
Attn: James E. Lund
Facsimile: 816-353-4613

With a copy to:

Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036
Attn: Ralph J. Sutcliffe, Esq.
Facsimile: (212) 479-6275

If to Parent or Purchaser:

General Electric Company

GE Energy
4200 Wildwood Parkway
Atlanta, GA  30339
Facsimile:  (678) 844-7811
Attention:  David E. Tucker

With additional copies to:

General Electric Company

GE Energy
4200 Wildwood Parkway
Atlanta, GA  30339
Facsimile:  (678) 844-7378
Attention:  James M. Waterbury, Esq.

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036

Facsimile:  (212) 556-2222

Attention: Stephen M. Wiseman, Esq.

Section 9.3             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement, including the Merger, be consummated as originally contemplated to the fullest extent possible.

Section 9.4             Entire Agreement, Third Party Beneficiaries. This Agreement (including the exhibits, schedules, documents and instruments referred to herein or therein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; and (b) except with respect to Sections 2.9 and 5.12 of this Agreement, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.5             Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

Section 9.6             Counterparts.  This Agreement may be delivered by facsimile and executed in two or more counterparts which together shall constitute a single instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.7             Assignment. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void.  Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.8             Specific Performance.  The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching parties in the event of a breach of any part of this Agreement.   Accordingly, the parties agree that any non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

Section 9.9             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER,

IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by their respective duly authorized officers, on the date first above written.

GENERAL ELECTRIC COMPANY,

By:	/s/ Ronald C. Williams
Name: Ronald C. Williams
Title: Attorney-in-fact

CASEY ACQUISITION COMPANY,

By:	/s/ R. Brandon Asbill
Name: R. Brandon Asbill
Title: Attorney-in-fact

BHA GROUP HOLDINGS, INC.,

By:	/s/ James E. Lund
Name: James E. Lund
Title: President

Exhibit A to Merger Agreement

FORM OF CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

First:                       The name of the corporation is /•/ (hereinafter referred to as the “Corporation”).

Second:                  The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the registered agent for service of process at such address is The Corporation Trust Company.

Third:                     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:                   The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock and the par value of each of such shares is $0.01.

Fifth:                       The name and mailing address of the sole incorporator is /•/.

Sixth:                      The Corporation is to have perpetual existence.

Seventh:                The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the bylaws.

Eighth:                   The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

Ninth:                     Meetings of stockholders (including the annual meeting of stockholders) may be held within or without the State of Delaware and may be held and conducted in any manner (including, without limitation, by telephonic meeting or by written consent in lieu of a meeting) provided for in the bylaws of the Corporation.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

Tenth:                    To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Tenth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Eleventh:               The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article Eleventh shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

[Remainder of Page Intentionally Left Blank]

Exhibit B to Merger Agreement

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into on /•/, by and among GENERAL ELECTRIC COMPANY, a New York corporation (“Parent”), and the stockholders of BHA GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), whose names appear on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrent with the execution and delivery of this Agreement, Parent, Casey Acquisition Company, a Delaware corporation (“Purchaser”), and the Company have entered into an Agreement and Plan of Merger (as amended, modified or supplemented in accordance with its terms, the “Merger Agreement”), which provides for the acquisition of the Company by Parent, subject to certain conditions, through a merger whereby Purchaser will merge with and into the Company with the Company surviving and the holders of the outstanding shares of Company Common Stock will be entitled to receive the Merger Consideration as provided in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the beneficial and record holder of the number of Shares (as defined below) set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, Parent and Stockholder wish to provide for the voting of the Shares held by the Stockholders with respect to the adoption and approval of the Merger, the Merger Agreement and the other transactions contemplated thereby;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is willing to enter into this Agreement;

NOW, THEREFORE, as an inducement to Parent to enter into the Merger Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.             Defined Terms.  For purposes of this Agreement the following terms shall have the following meanings (all other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement):

1.1.          Expiration Time.  “Expiration Time” shall mean the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time of the Merger.

1.2.          Shares.  “Shares” shall mean (with respect to each Stockholder): (a) all equity securities of the Company (including all shares of Company Common Stock, Company Preferred Stock, and all options, warrants or other securities convertible into or exercisable for shares of Company Common Stock, Company Preferred Stock or any other equity securities of the Company and any other rights to acquire shares or securities convertible into or exercisable for shares of Company Common Stock, Company Preferred Stock or any other equity securities of the Company (collectively being referred to as “Company Securities”)) beneficially owned by such Stockholder as of the date of this Agreement and (b) all additional Company Securities which such Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Time.

2.             Representations and Warranties of Each Stockholder.  Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

2.1.          Title to the Shares.  Except as set forth on Schedule A with respect to record ownership, each stockholder is the owner of (both beneficially and of record), or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder’s name on Schedule A hereto.  Each Stockholder has the exclusive power to vote the Shares on all matters submitted to holders of shares of Company Common Stock.  Each Stockholder has good and marketable title to and owns all of the Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature.  Each Stockholder hereby revokes any and all proxies or powers of attorney in existence immediately prior to the execution of this Agreement with respect to the Shares, and each Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

2.2.          Authority Relative to this Agreement.  Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary trust or other action on the part of such Stockholder and no trust or other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by each Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) subject to general principles of equity.  If a Stockholder is married, or marries prior to the Expiration Time, and such Stockholder’s Shares constitute community property or otherwise require spousal or other

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approval in order for this Agreement to be legal, valid and binding, this Agreement has been (or, prior to the marriage, will be) approved executed and delivered by, and constitutes (or, prior to the marriage, will constitute) a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms.  No trust of which such Stockholder is a trustee requires the consent of any beneficiary or other person to the execution and delivery of this Agreement or to the consummation by such trust of the transactions contemplated by this Agreement or compliance by such trust with the provisions of this Agreement.

2.3.          No Conflict.  The execution and delivery of this Agreement by each Stockholder does not, and the performance of this Agreement by each Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by such Stockholder, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder, or (c) conflict with or result in a breach of any trust documents of such Stockholder.

3.             Covenants of Stockholder.

3.1           Restriction on Transfer.  Each Stockholder hereby covenants and agrees that prior to the termination or expiration of this Agreement, except as otherwise specifically contemplated by this Agreement, such Stockholder shall not, and shall not offer or agree to or consent to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement or any other voting arrangement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares.

3.2           Additional Shares.  Prior to the Expiration Time, each Stockholder will promptly notify the Parent of the kind and number of any Company Securities acquired directly or beneficially by such Stockholder, if any, after the date hereof.  Any such shares shall become “Shares” within the meaning of this Agreement.

3.3           Nonsolicitation.  Prior to the Expiration Time, each Stockholder shall not as a stockholder (either individually or through any Representative of Stockholder):  (a) solicit, initiate, or encourage (including by way of furnishing information), directly or indirectly, any inquiries regarding, or the submission of, any proposal that could lead to a Takeover Proposal or any Takeover Proposal or Superior Proposal; (b) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate or otherwise cooperate in the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or Superior Proposal; or (c) enter into any agreement with respect to any proposal for a Takeover Proposal or Superior Proposal or approve or resolve to approve any proposal for a Takeover Proposal or Superior Proposal.  Upon execution of this Agreement, each Stockholder shall (i) immediately cease any existing activities, discussion or negotiations with any Person conducted prior to such time with respect to any of the foregoing; and (ii) promptly (but in all events within 24 hours)

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notify Parent in writing of the existence of any proposal, discussion, negotiation, or inquiry received by such Stockholder that constitutes or could reasonably be expected to lead to a potential Takeover Proposal or Superior Proposal and communicate the terms of any such proposal, discussion, negotiation, or inquiry to Parent (including provision to Parent of any written materials received by such Stockholder in connection with such proposal, discussion, negotiation, or inquiry).  Each Stockholder shall keep Parent reasonably apprised of any material development with respect to such proposal, discussion, negotiation, or inquiry.  Nothing in this Section 3.3 shall limit the operation of Section 4.3 hereof.

4.             Voting Agreement; Proxy.

4.1           Voting Agreement.  Each Stockholder agrees that, at all times prior to the Expiration Time, at every meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, such Stockholder shall be present (in person or by proxy) for purposes of establishing a quorum thereat and shall vote all of the Shares, or shall cause the Shares to be voted, (a) in favor of the adoption, approval and consummation of the Merger, the Merger Agreement and the other transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the Merger (to the extent that the Shares have a right to vote thereon), (b) against any other Takeover Proposal or Superior Proposal, and (c) against any proposal (other than the Merger Agreement) that could reasonably be expected to (i) result in any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company Certificate of Incorporation or the Company Bylaws, (ii) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (iii) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement, or (iv) otherwise prevent, materially delay or interfere with the consummation of the transactions contemplated by the Merger Agreement.

4.2           Grant of Proxy.

(a)           Each Stockholder hereby irrevocably grants to and appoints, Parent and each of its designees, and each of them individually as such Stockholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of such Stockholder, to vote the Shares or execute one or more written consents or approvals in respect of Shares in a manner consistent with this Section 4.

(b)           Each Stockholder hereby ratifies and confirms that the irrevocable proxy set forth in this Section 4.2 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of such Stockholder’s duties in accordance with this Agreement.  Each Stockholder hereby further ratifies and confirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked other than by the termination of this Agreement in accordance with its terms.  This irrevocable proxy is executed and intended

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to be irrevocable in accordance with Section 212(e) of the DGCL and terminable only upon termination of this Agreement.

4.3           Other Voting; Stockholder Capacity.  Each Stockholder may vote on all issues other than those specified in this Section 4 that may come before any meeting of the stockholders of the Company in its sole discretion, provided that such vote does not contravene the provisions of this Section 4.  Parent acknowledges and agrees that each Stockholder is executing and delivering this Agreement solely in Stockholder’s capacity as the record and beneficial owner of the Shares and no provision of this Agreement shall limit or otherwise restrict such Stockholder with respect to any act or omission that such Stockholder may undertake or authorize in such Stockholder’s capacity as an officer of the Company or a member of the Board of Directors of the Company, as the case may be, including, without limitation, any action such Stockholder is permitted to take in such Stockholder’s capacity as a director of the Company pursuant to Section 5.2 of the Merger Agreement and any vote that such Stockholder may make in such Stockholder’s capacity as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

5.             Consents and Waivers.

5.1.          Consummation of Merger.  Each Stockholder hereby gives any and all consents and waivers that are required for the consummation of the Merger under the terms of any agreements to which such Stockholder is a party or pursuant to any rights such Stockholder may have, in any case only in such Stockholder’s capacity as the holder of the Shares (and specifically excluding, for example, any agreement or rights such Stockholder may have pursuant to any employment or severance agreement).

5.2.          Waiver of Appraisal Rights.  Each Stockholder hereby waives any rights of appraisal or rights to dissent (pursuant to the DGCL or otherwise) with respect to the Merger.

6.             Certain Events.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock or other voting securities of the Company, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall automatically and without any additional action by the parties attach to any additional shares of Company Common Stock or other Company Securities issued to or acquired by such Stockholder.

7.             Termination.  This Agreement shall terminate on the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, provided that the provisions of Section 8 of this Agreement shall survive any such termination and no such termination of this Agreement shall relieve any party from liability for any breach of this Agreement.

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8.             Miscellaneous.

8.1.          Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

8.2.          Specific Performance.  The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms of this Agreement, (a) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages and (b) the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or in equity.

8.3.          Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

8.4.          Assignment.  Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement, by operation of law or otherwise.  Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

8.5.          Parties in Interest.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6.          Amendment.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

8.7           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

8.8.          Notices.  Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight

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courier, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

if to Parent:

General Electric Company

GE Energy
4200 Wildwood Parkway
Atlanta, GA  30339
Facsimile:  (678) 844-7811
Attention:  David E. Tucker

With additional copies to:

General Electric Company

GE Energy
4200 Wildwood Parkway
Atlanta, GA  30339
Facsimile:  (678) 844-7378
Attention:  James M. Waterbury, Esq.

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Facsimile:  (212) 556-2222

Attention:  Stephen M. Wiseman, Esq.

if to Stockholder:

At the address specified below such Stockholder’s name on the Schedule A hereto.

8.9           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in New York without regard to any principles of choice of law or conflicts of law of such state.

8.10         Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.11.        Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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8.12.        Additional Documents.  Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

8.13.        Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.  Each party certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.13.

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Exhibit C to Merger Agreement

AMENDMENT NO. 2

TO

RIGHTS AGREEMENT

AMENDMENT NO. 2, dated as of /•/ (this “Amendment No. 2”), to the Rights Agreement, dated as of December 13, 1995, between BHA Group Holdings, Inc., a Delaware corporation (fka BHA Group, Inc.) (the “Company”), and UMB Bank, N.A. (the “UMB”), as Rights Agent, as amended by that certain Amendment No. 1, dated May 13, 2004, to the Rights Agreement (as amended by Amendment No. 1, the “Rights Agreement”).

R E C I T A L S:

A.            Except as otherwise provided herein, capitalized terms used in this Amendment No. 2 have the meanings assigned to them in the Rights Agreement.

B.            Pursuant to Section 26 of the Rights Agreement, the Company and UMB desire to amend the Rights Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the herein premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to the Rights Agreement.

a.     Section 1(a) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         Acquiring Person” shall mean any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) which shall be the Beneficial Owner of 20% or more of shares of Company Common Stock then outstanding; provided that the acquisition of beneficial ownership of shares of Company Common Stock by General Electric Company (“GE”), Casey Acquisition Company, a Delaware corporation and a wholly owned subsidiary of GE (“Sub”) or any Affiliate or Associate thereof by virtue of execution and delivery of, or the consummation of the transactions contemplated by, (A) the Agreement and Plan of Merger, dated as of /•/ (the “Merger Agreement”), by and among GE, Sub and the Company or (B) the Voting Agreement, dated as of /•/, by and among GE and certain stockholders of the Company which was executed in connection with the execution and delivery of the Merger Agreement, shall not, whether alone or together with any beneficial ownership of shares of Company Common Stock prior to the date of the Merger Agreement by GE, its Affiliates or Associates, cause GE, Sub or any of their Affiliates or Associates to become an “Acquiring Person” for any purpose under this Agreement.”

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b.     Section 1(d) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i)          of which such Person or any of such Person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)         which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (d)) or disposing of such securities; or

(iii)        which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or  upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

provided, however, that under this paragraph (d) a Person or any Affiliate or Associate of such Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or

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pursuant to Section 3(c) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights or (D) securities that are acquired or otherwise would be “beneficially owned” by virtue of execution and delivery of, or the consummation of transactions contemplated by, agreements, arrangements or understandings, including any voting or stockholders’ agreements executed in connection therewith, that are approved by the Board of Directors of the Company prior to the execution and delivery of such agreements and the consummation of the transactions contemplated thereby, unless thereafter the Person holding such securities acquires additional securities in a subsequent alternative transaction that was not approved by the Board of Directors of the Company prior to the consummation of such subsequent alternative transaction, whereupon such Person shall be deemed, as of the date of the consummation of the subsequent transaction, to be the “Beneficial Owner” of all securities held by such Person.”

c.     The Rights Agreement is hereby amended by adding the following text immediately after the third sentence of Section 28:

“For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company (i) has determined that no Distribution Date, Stock Acquisition Date or Triggering Event shall occur solely by virtue of the execution and delivery of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement and (ii) has approved the transactions contemplated by the Merger Agreement and the Voting Agreement such that the execution and delivery thereof and the consummation of the transactions contemplated thereby will not cause GE, Sub or any of their Affiliates or Associates to become the Beneficial Owner of or be deemed to “beneficially own” any securities of the Company for purposes of this Agreement.”

2.             Governing Law.  This Amendment No. 2 shall be construed according to, and the rights and liabilities of the parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

3.             Entire Agreement and Amendment.  This Amendment No. 2, together with the Rights Agreement, represents the entire agreement between the parties with respect to the subject matter of this Amendment No. 2 and the Rights Agreement, and may not be changed, modified or terminated except by an instrument in writing signed by the Company and the Rights Agent.  Except as specifically set forth in this Amendment No. 2, the Rights Agreement shall remain unmodified and in full force and effect.

4.             Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

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5.             Counterparts.  This Amendment No. 2 may be delivered by facsimile and executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

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